Exhibit 4.3

PARKER DRILLING COMPANY,
as the Issuer,
EACH OF THE GUARANTORS PARTY HERETO,
as Guarantors

and
THE BANK OF NEW YORK TRUST COMPANY, N.A. (successor in interest to
JPMORGAN CHASE BANK NATIONAL ASSOCIATION),
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 8, 2006
Supplementing the Indenture dated as of October 10, 2003

9 5/8% Senior Notes due 2013

FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE, dated as of November 8, 2006, among PARKER DRILLING COMPANY, a Delaware corporation (the “Company”), the subsidiary guarantors party to the Indenture (as defined herein) (the “Guarantors”), Parker Intex, LLC, a Delaware limited liability company (“LLC 1”), Parker Drilltech, LLC, a Delaware limited liability company (“LLC 5”), Parker Drillserv, LLC, a Delaware limited liability company (“LLC 6”), Parker Drillex, LLC, a Delaware limited liability company (“LLC 7”), Parker Rigsource, LLC, a Delaware limited liability company (“LLC 9”), Parker Drilling Eurasia, Inc., a Delaware corporation (“US NewCo 1”), and Parker Drilling Pacific Rim, Inc., a Delaware corporation (“US NewCo 2”) (LLC 1, LLC 5, LLC 6, LLC 7, LLC 9, US NewCo 1 and US NewCo 2 being collectively referred to as the “New Guarantors”), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (successor in interest to JPMORGAN CHASE BANK NATIONAL ASSOCIATION), as trustee (the “Trustee”).
RECITALS OF THE COMPANY AND THE GUARANTORS
     WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture dated as of October 10, 2003, among the Company, the Guarantors and the Trustee (the “Indenture”), for the benefit of one another and for the equal and ratable benefit of the Holders of the Company’s 9 5/8% Senior Notes due 2013 (the “Notes”);
     WHEREAS, the Company has acquired or invested in the New Guarantors, and each of the New Guarantors meets the definition of “Restricted Subsidiary” contained in the Indenture;
     WHEREAS, pursuant to Section 11.05 of the Indenture, each New Guarantor shall execute and deliver a supplemental indenture pursuant to which such New Guarantor shall become a Guarantor and guarantee the obligations of the Company under the Indenture and the Notes;
     WHEREAS, Section 9.01(g) of the Indenture provides that the Company, the Guarantors and the Trustee may supplement the Indenture, without the consent of any Holder of a Note, to add any Restricted Subsidiary as an additional Guarantor as set forth in Section 11.05 of the Indenture;
     WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by resolution of the board of directors of the Company and the Guarantors, and the managers or the boards of directors of each of the New Guarantors, as applicable, has authorized this First Supplemental Indenture and the guarantee of the obligations of the Company under the Indenture and the Notes; and
     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture valid and binding upon the Company, the Guarantors and the New Guarantors and enforceable against the New Guarantors in accordance with its terms, have been performed and fulfilled;

     NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of one another and for the equal and ratable benefit of the Holders of the Notes, as follows:
     Section 1. Certain Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.
     Section 2. Additional Guarantors; Guarantee. Each New Guarantor, by execution and delivery of this First Supplemental Indenture, hereby agrees to be bound by the terms of the Indenture as a Guarantor.
     Section 3. Effectiveness. This First Supplemental Indenture shall become effective upon:
          (a) the execution and delivery of this First Supplemental Indenture by the Company, the Guarantors, the New Guarantors and the Trustee; and
          (b) the delivery by the Company to the Trustee of the Opinion of Counsel and Officers’ Certificate pursuant to Section 11.05 of the Indenture.
     Section 4. Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, all of the terms, conditions and provisions of the Indenture shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     Section 5. Trustee Makes No Representation.
     (a) The recitals of the Company and the Guarantors contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
     (b) The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture.
     Section 6. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     Section 7. Headings. The headings of the Sections of this First Supplemental Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 8. Governing Law. The validity and interpretation of this First Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

     Section 9. Binding Effect. All covenants and agreements in this First Supplemental Indenture by the Company or by any of the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

PARKER DRILLING COMPANY
By:		/s/ Ronald C. Potter
	Name:	Ronald C. Potter
	Title:	Vice President, General Counsel & Corporate Secretary

Signature Page — First Supplemental Indenture to 2003 Indenture

GUARANTORS:

Anachoreta, Inc.
Canadian Rig Leasing, Inc.
Choctaw International Rig Corp.
Creek International Rig Corp.
DGH, Inc.
Indocorp of Oklahoma, Inc.
Pardril, Inc.
Parker Aviation, Inc.
Parker Drilling (Kazakstan), LLC
Parker Drilling Company Eastern Hemisphere, Ltd.
Parker Drilling Company International, LLC
Parker Drilling Company International Limited
Parker Drilling Company Limited LLC
Parker Drilling Company North America, Inc.
Parker Drilling Company of Argentina, Inc.
Parker Drilling Company of Bolivia, Inc.
Parker Drilling Company of New Guinea, LLC
Parker Drilling Company of Niger
Parker Drilling Company of Oklahoma, Incorporated
Parker Drilling Company of Singapore, LLC
Parker Drilling Company of South America, Inc.
Parker Drilling Offshore Corporation
Parker Drilling Offshore International, Inc.
Parker North America Operations, Inc.
Parker Technology, Inc.
Parker Technology, LLC
Parker USA Drilling Company
Parker-VSE, Inc.
Quail USA, LLC
Selective Drilling Corporation
Universal Rig Service LLC

By:	/s/ David W. Tucker
David W. Tucker
Vice President

Signature Page — First Supplemental Indenture to 2003 Indenture

Parker Drilling Company of Mexico, LLC Parker Drilling Offshore USA, LLC
By:	/s/ Bruce J. Korver
Bruce J. Korver
Vice President

Parker Drilling Management Services, Inc.
By:	/s/ David W. Tucker
David W. Tucker
President

Parker Offshore Resources, L.P.
By:	/s/ David W. Tucker
David W. Tucker
President, Parker Drilling Management Services, Inc., General Partner

Parker Tools, LLC
By:	/s/ Daryl McBride
Daryl McBride
President

Parker USA Resources, LLC
By:	/s/ Daryl McBride
Daryl McBride
President

Signature Page — First Supplemental Indenture to 2003 Indenture

PD Management Resources, L.P.
By:	/s/ David W. Tucker
David W. Tucker
President, Parker Drilling Management Services, Inc., General Partner

Quail Tools, LP
By:	/s/ David W. Tucker
David W. Tucker
Vice President, Quail USA, LLC, General Partner

NEW GUARANTORS:

Parker Intex, LLC Parker Drilltech, LLC
By:	/s/ Ronald L. Taylor
Ronald L. Taylor
Vice President

Parker Drillserv, LLC Parker Rigsource, LLC
By:	/s/ Steven L. Carmichael
Steven L. Carmichael
Vice President

Signature Page — First Supplemental Indenture to 2003 Indenture

Parker Drillex, LLC Parker Drilling Eurasia, Inc. Parker Drilling Pacific Rim, Inc.
By:	/s/ David W. Tucker
David W. Tucker
Vice President
Signature Page — First Supplemental Indenture to 2003 Indenture

THE BANK OF NEW YORK TRUST COMPANY, N.A., (successor in interest to JPMORGAN CHASE BANK NATIONAL ASSOCIATION) as Trustee
By:	/s/ Mauri J. Cowen
	Name:	Mauri J. Cowen
	Title:	Vice President

Signature Page — First Supplemental Indenture to 2003 Indenture